Exhibit 22(j)

                                                   Weiser LLP
                                                   Certified Public Accountants

                                                   135 West 50th Street
                                                   New York, NY 10020-1299
                                                   Tel: 212.812.7000
                                                   Fax: 212.375.6888
                                                   www.mrweiser.com


                              CONSENT OF WEISER LLP

As the independent auditors of W.P. Stewart & Co. Growth Fund, Inc., we hereby consent to the incorporation by reference of the annual report to shareholders in the annual registration statement, as well as to all references to our firm included or made part of this registration statement.

                                        /s/ Weiser LLP
                                        -------------------------------------
                                        WEISER LLP

New York, NY
April 28, 2004